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                                                                   EXHIBIT 23.2


               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


     We hereby consent to the references to us under captions "Part I, Item 1 and 2. Business and Properties-Natural Gas and Oil Reserves" in this Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 1999 and incorporated by reference into the Company's previously filed Registration Statements on Form S-3, file number 333-78843 dated May 25, 1999 and Form S-8, file number 333-36977 dated October 1, 1997.



NETHERLAND, SEWELL & ASSOCIATES, INC.
Houston, Texas
March 22, 2000